CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated November 1, 1995 (and to all references to our firm) included in or made a part of the Pioneer Small Company Fund Pre-Effective Amendment No. 1 to Registration Statement File No. 33-61869 and Amendment No. 1 to Registration Statement File No. 811-7339.



                                        ARTHUR ANDERSEN LLP




Boston, Massachusetts
November 1, 1995